UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Half Fiscal 2021 Awards

As previously reported, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Performance Food Group Company (the “Company”) approved in August 2020 a new cash-based incentive plan (the “Incentive Plan”) under the Company’s 2015 Omnibus Incentive Plan, as amended, for the Company’s fiscal year ending July 3, 2021 (“fiscal 2021”) that differs from the cash-based annual incentive plans established by the Compensation Committee in previous fiscal years. The Incentive Plan divides fiscal 2021 into two performance periods: (i) June 28, 2020 to December 26, 2020 (“1H21”) and (ii) December 27, 2020 to July 3, 2021 (“2H21”). The officers of the Company who are listed in the attached Exhibit A (the “Officers”), including all of the Company’s named executive officers, are eligible to participate in the Incentive Plan.

On January 28, 2021, the Compensation Committee granted cash-based incentive awards under the Incentive Plan to the Officers, for 2H21. The target opportunity for the 2H21 awards is based on the following components: (i) 30% on net sales during 2H21, as compared to a pre-established target; (ii) 30% on adjusted EBITDA during 2H21, as compared to a pre-established target; (iii) 30% on the monthly average of liquidity as a percentage of net sales during 2H21, as compared to a pre-established target; and (iv) 10% on long-term strategic planning. Payouts relating to each financial metric will range from 60% of target payout upon achieving a threshold performance level to 155% of target payout upon achieving the maximum performance level. The portion of the 2H21 awards attributable to long-term strategic planning will either be achieved at the 100% level or not be earned as determined by the Compensation Committee. When combined, total payouts cannot exceed 150% of target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: February 2, 2021	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT A

Name	Office
George L. Holm	Chairman, President and Chief Executive Officer
James D. Hope	Executive Vice President and Chief Financial Officer
Patrick T. Hagerty	Executive Vice President and President and Chief Executive Officer of Vistar
Craig H. Hoskins	Executive Vice President and President and Chief Executive Officer of the Foodservice Segment
A. Brent King	Senior Vice President, General Counsel and Secretary
Erika T. Davis	Senior Vice President and Chief Human Resources Officer
Donald S. Bulmer	Senior Vice President and Chief Information Officer